                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             iXL ENTERPRISES, INC.
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


           Delaware                                         58-2234342
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   (State of Incorporation                              (I.R.S. Employer
       or Organization)                                Identification No.)

     1888 Emery Street, Atlanta, Georgia                       30318
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   (Address of Principal Executive Office)                  (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:


     Title of Each Class               Name of Each Exchange on Which
     to be so Registered               Each Class is to be Registered
     -------------------               ------------------------------
            None                                    None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-71937

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, par value $0.01
                         -----------------------------
                               (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered

          For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock--Common Stock" in the Registrant's Prospectus, which constitutes a part of the Registrant's Registration Statement on Form S-1, as amended (File No. 333-71937) (the "Registration Statement"), filed with the Securities and Exchange Commission, which information is hereby incorporated herein by reference.


Item 2.   Exhibits

          The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.


Exhibit
Number                   Description of Exhibit
--------                 ----------------------


3.1 Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2  Form of Amended and Restated Bylaws (incorporated by reference to Exhibit
     3.2 to the Registration Statement).

4.1  Form of Common Stock Certificate (incorporated by reference to   Exhibit
     4.1 to the Registration Statement).

4.2 Form of Mandatorily Exercisable Common Stock Warrant Agreement (incorporated by reference to Exhibit 4.2 to the Registration Statement).

4.3 Form of Class B Convertible Preferred Stock Warrant Agreement (incorporated by reference to Exhibit 4.3 to the Registration Statement).

4.4 Form of Class A Common Stock Warrant Agreement (incorporated by reference to Exhibit 4.4 to the Registration Statement).

4.5 Form of Class B Common Stock Warrant Agreement (incorporated by reference to Exhibit 4.5 to the Registration Statement).

4.6 Investor Stockholders Agreement, dated as of April 30, 1996, as amended (incorporated by reference to Exhibit 4.6 to the Registration Statement).

4.7 Form of Third Amended and Restated Stockholders' Agreement (incorporated by reference to Exhibit 4.7 to the Registration Statement).

10.1 iXL Enterprises, Inc. 1996 Stock Option Plan, together with related agreements (incorporated by reference to Exhibit 10.5 to the Registration Statement).
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10.2  iXL Enterprises, Inc. 1998 Non-Employee Stock Option Plan, together with related agreements (incorporated by reference to Exhibit 10.6 to the Registration Statement).

10.3 iXL Enterprises, Inc. 1999 Employee Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Registration Statement).

10.4 Warrant Agreement, dated as of December 17, 1997, by and among iXL Enterprises, Inc., Chase Venture Capital Associates, L.P., Flatiron Partners, L.L.C., and Greylock IX Limited Partnership (incorporated by reference to Exhibit 10.40 to the Registration Statement).

10.5 Warrant Award Agreement dated as of December 23, 1997 by and between iXL Enterprises, Inc. and General Electric Capital Corporation (incorporated by reference to Exhibit 10.42 to the Registration Statement).

10.6 Warrant Agreement, dated as of December 23, 1997, by and between iXL Enterprises, Inc. and General Electric Capital Corporation (incorporated by reference to Exhibit 10.43 to the Registration Statement).

10.7 Warrant Award Agreement dated as of March 12, 1998 by and between iXL Enterprises, Inc. and Chase Venture Capital Associates, L.P., and related agreement (incorporated by reference to Exhibit 10.44 to the Registration Statement).

10.8 Warrant Agreement, dated as November 3, 1998, among iXL Enterprises, Inc. and General Electric Capital Corporation (incorporated by reference to
      Exhibit 10.49 to the Registration Statement).

10.9 Stockholders' Agreement dated November 3, 1999 among Consumer Financial Network, Inc., iXL Enterprises, Inc. and General Electric Capital Corporation (incorporated by reference to Exhibit 10.50 to the Registration Statement).

10.10 Registration Rights Agreement dated as of April 30, 1996 among iXL Enterprises, Inc. and Kelso Investment Associates V, L.P., Kelso Equity Partners V, L.P., and certain other stockholders of iXL Enterprises, Inc. (incorporated by reference to Exhibit 10.53 to the Registration Statement).

10.11 Warrant Agreement dated April 7, 1999 by and between iXL Enterprises, Inc. and GE Capital Equity Investments, Inc. (incorporated by reference to
      Exhibit 10.57 to the Registration Statement).

10.12 Form of Warrant Agreement by and between iXL Enterprises, Inc. and GE Capital Equity Investments, Inc. (incorporated by reference to Exhibit
      10.60 to the Registration Statement).

10.13 Form of Amended and Restated Stockholders' Agreement among Consumer Financial Network, Inc., iXL Enterprises, Inc., GE Capital Equity Investments, Inc., the General Electric Pension Trust and General Electric Capital Corporation, as amended (incorporated by reference to Exhibit
      10.62 to the Registration Statement).

10.14 Warrant Agreement dated December 31, 1998 by and between iXL Enterprises, Inc. and Delta Air Lines, Inc. (incorporated by reference to Exhibit 10.65 to the Registration Statement).
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:    May 21, 1999


                                   iXL ENTERPRISES, INC.


                                   By:
                                        /s/ M. Wayne Boylston
                                        ----------------------------
                                        Name: M. Wayne Boylston
                                        Title: Chief Financial Officer

                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number                             Description of Exhibit
--------                           ----------------------

3.1 Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2         Form of Amended and Restated Bylaws (incorporated by reference to
            Exhibit 3.2 to the Registration Statement).

4.1.        Form of Common Stock Certificate (incorporated by reference to
            Exhibit 4.1 to the Registration Statement).

4.2 Form of Mandatorily Exercisable Common Stock Warrant Agreement (incorporated by reference to Exhibit 4.2 to the Registration Statement).

4.3 Form of Class B Convertible Preferred Stock Warrant Agreement (incorporated by reference to Exhibit 4.3 to the Registration Statement).

4.4 Form of Class A Common Stock Warrant Agreement (incorporated by reference to Exhibit 4.4 to the Registration Statement).

4.5 Form of Class B Common Stock Warrant Agreement (incorporated by reference to Exhibit 4.5 to the Registration Statement).

4.6 Investor Stockholders Agreement, dated as of April 30, 1996, as amended (incorporated by reference to Exhibit 4.6 to the Registration Statement).

4.7 Form of Third Amended and Restated Stockholders' Agreement (incorporated by reference to Exhibit 4.7 to the Registration Statement).

10.1 iXL Enterprises, Inc. 1996 Stock Option Plan, together with related agreements (incorporated by reference to Exhibit 10.5 to the Registration Statement).

10.2 iXL Enterprises, Inc. 1998 Non-Employee Stock Option Plan, together with related agreements (incorporated by reference to Exhibit 10.6 to the Registration Statement).

10.3 iXL Enterprises, Inc. 1999 Employee Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Registration Statement).

10.4 Warrant Agreement, dated as of December 17, 1997, by and among iXL Enterprises, Inc., Chase Venture Capital Associates, L.P., Flatiron Partners, L.L.C., and Greylock IX Limited Partnership (incorporated by reference to Exhibit 10.40 to the Registration Statement).

10.5 Warrant Award Agreement dated as of December 23, 1997 by and between iXL Enterprises, Inc. and General Electric Capital Corporation (incorporated by reference to Exhibit 10.42 to the Registration Statement).

10.6 Warrant Agreement, dated as of December 23, 1997, by and between iXL Enterprises, Inc. and General Electric Capital Corporation (incorporated by reference to Exhibit 10.43 to the Registration Statement).

10.7 Warrant Award Agreement dated as of March 12, 1998 by and between iXL Enterprises, Inc. and Chase Venture Capital Associates, L.P., and related agreement (incorporated by reference to Exhibit 10.44 to the Registration Statement).

10.8 Warrant Agreement, dated as November 3, 1998, among iXL Enterprises, Inc. and General Electric Capital Corporation (incorporated by reference to Exhibit 10.49 to the Registration Statement).

10.9 Stockholders' Agreement dated November 3, 1999 among Consumer Financial Network, Inc., iXL Enterprises, Inc. and General Electric Capital Corporation (incorporated by reference to Exhibit 10.50 to the Registration Statement).

10.10 Registration Rights Agreement dated as of April 30, 1996 among iXL Enterprises, Inc. and Kelso Investment Associates V, L.P., Kelso Equity Partners V, L.P., and certain other stockholders of iXL Enterprises, Inc. (incorporated by reference to Exhibit 10.53 to the Registration Statement).

10.12 Warrant Agreement dated April 7, 1999 by and between iXL Enterprises, Inc. and GE Capital Equity Investments, Inc. (incorporated by reference to Exhibit 10.57 to the Registration Statement).

10.13 Form of Warrant Agreement by and between iXL Enterprises, Inc. and GE Capital Equity Investments, Inc. (incorporated by reference to
            Exhibit 10.60 to the Registration Statement).

10.14 Form of Amended and Restated Stockholders' Agreement among Consumer Financial Network, Inc., iXL Enterprises, Inc., GE Capital Equity Investments, Inc., the General Electric Pension Trust and General Electric Capital Corporation, as amended (incorporated by reference to Exhibit 10.62 to the Registration Statement).

10.15 Warrant Agreement dated December 31, 1998 by and between iXL Enterprises, Inc. and Delta Air Lines, Inc. (incorporated by reference to Exhibit 10.65 to the Registration Statement).